Exhibit 1


[KPMG GRAPHIC OMITTED]

                  KPMG LLP                           Telephone    (306) 934-6200
                  Chartered Accountants              Fax          (306) 934-6233
                  600 - 128 Fourth Avenue South      Internet        www.kpmg.ca
                  Saskatoon SK   S7K 1M8


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Shore Gold Inc.
300-224-4th Avenue South
Saskatoon, Saskatchewan S7K 5M5


We consent to the use of our report dated March 27, 2006 included in this annual report on Form 40-F for the year ended December 31, 2005.


/s/ KPMG LLP

Saskatoon, Canada
March 30, 2006